UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2022

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street

Chicago, Illinois 60661

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 847-576-5000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 par value	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Motorola Solutions, Inc. (the “Company”) is pleased to announce that, effective as of February 15, 2022, the size of the Board of Directors (the “Board”) will be increased from seven to eight members and Dr. Ayanna M. Howard will join the Board as a director and a member of the Audit Committee. The Board took these actions to increase the size of the Board and elect Dr. Howard to the Board and the Audit Committee on January 16, 2022. Dr. Howard will serve until the Company’s 2022 annual meeting of shareholders and the election and qualification of her successor or, if earlier, her death or resignation from the Board.

Dr. Howard will receive the standard compensation received by non-employee directors. This compensation arrangement is described in the Company’s definitive proxy statement on Schedule 14A filed on April 1, 2021 with the U.S. Securities and Exchange Commission. As disclosed in the definitive proxy statement, a non-employee director will receive his or her equity compensation in the form of a grant of deferred stock units (prorated based on the number of full months served until the next annual meeting of shareholders) with a value of $15,833.33 per month, divided by the closing price of the Company’s common stock on the day on which the director’s election to the Board is effective.

There are no arrangements or understandings between Dr. Howard and any other person pursuant to which Dr. Howard was elected as a director of the Company, nor does Dr. Howard have any direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

The press release announcing Dr. Howard’s election to the Board is attached as Exhibit 99.1 hereto.

Item 8.01.	Other Events.

In connection with Dr. Howard’s appointment to the Audit Committee, effective February 15, 2022, Mr. Gregory K. Mondre will continue as a member of the Governance and Nominating Committee and will cease being a member of the Audit Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated January 18, 2022 announcing the appointment of Dr. Ayanna M. Howard to the Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: January 18, 2022	By:	/s/ Kristin L. Kruska
		Name:	Kristin L. Kruska
		Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary